[EXECUTION VERSION]


                                 MOTOROLA, INC.
                            1303 East Algonquin Road
                           Schaumburg, Illinois 60196

April 7, 2008

To: Each of the Persons Listed on Schedule A Hereto (the "Icahn Group")

Ladies and Gentlemen:

     This letter agreement shall become effective upon the appointment or election of Keith A. Meister (the "Designee") to the Board of Directors (the "Board") of Motorola, Inc. (the "Company"). The Company understands and agrees that, subject to the terms of, and in accordance with, this letter agreement, each of the Icahn Designees (as defined in the Agreement dated the date hereof between the Company, Carl Icahn, Icahn Partners LP, Icahn Partners Master Fund LP and High River Limited Partnership) may, if and to the extent he desires to do so, disclose information he obtains while a member of the Board to the Representatives (as hereinafter defined) and may discuss such information with any and all such persons. As a result, you may receive certain non-public information regarding the Company. You acknowledge that this information is proprietary to the Company and may include trade secrets or other business information the disclosure of which could harm the Company. In consideration for, and as a condition of, non-public information being furnished to you (and, subject to the restrictions in paragraph 2, your agents, representatives, attorneys, advisors, directors, officers and employees, collectively, "Representatives"), you agree to treat any and all information concerning the Company that is furnished to you or your Representatives (regardless of the manner in which it is furnished, including without limitation in written or electronic format or orally, gathered by visual inspection or otherwise) by any Icahn Designee, or by or on behalf of the Company, together with any notes, analyses, compilations, studies, interpretations, documents or records containing, referring, relating to, based upon or derived from such information, in whole or in part (collectively, "Evaluation Material"), in accordance with the provisions of this letter agreement, and to take or abstain from taking the other actions hereinafter set forth.

     1. The term "Evaluation Material" does not include information that (i) is or has become generally available to the public other than as a result of a direct or indirect disclosure by you or your Representatives in violation of this letter agreement, (ii) was within your or any of your Representatives' possession prior to its being furnished to you by an Icahn Designee, or by or on behalf of the Company or (iii) is received from a source other than an Icahn Designee, the Company or any of its representatives; provided, that in the case of each of (ii) and (iii) above, the source of such information was not believed by you, after inquiring of the disclosing person, to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information at the time the same was disclosed.

     2. You hereby agree that you and your Representatives will (a) keep the Evaluation Material strictly confidential and (b) not disclose any of the Evaluation Material in any manner whatsoever without the prior written consent of the Company; provided, however, that you may disclose any of such information to your Representatives (i) who need to know such information for the sole purpose of advising you and (ii) who are informed by you of the confidential nature of such information; provided, further, that you will be responsible for any violation of this letter agreement by your Representatives as if they were parties hereto except that you will not be so responsible with respect to any such Representative who has executed a copy of this letter agreement as an Additional Signatory and delivered such signed copy to the Company. It is understood and agreed that the Icahn Designees shall not disclose to you or your Representatives any Legal Advice (as defined below) that may be included in the Evaluation Material with respect to which such disclosure would constitute waiver of the Company's attorney client privilege; provided, however, that the Icahn Designees may provide such disclosure if reputable outside legal counsel provides the Company with a written opinion that such disclosure will not waive the Company's attorney client privilege with respect to such Legal Advice. "Legal Advice" as used herein shall be solely and exclusively limited to the advice provided by legal counsel stating legal rights, duties, liabilities and defenses and shall not include factual information or the formulation or analysis of business strategy.

     3. In the event that you or any of your Representatives are required by applicable subpoena, legal process or other legal requirement to disclose any of the Evaluation Material, you will promptly notify (except where such notice would be legally prohibited) the Company in writing by facsimile and certified mail so that the Company may seek a protective order or other appropriate remedy. Nothing herein shall be deemed to prevent you or your Representatives, as the case may be, from honoring a subpoena, legal process or other legal requirement that seek or require discovery, disclosure or production of the Evaluation Material if (a) you produce or disclose only that portion of the Evaluation Material which your outside legal counsel advises you is legally required to be so produced or disclosed; or (b) the Company consents in writing to having the Evaluation Material produced or disclosed pursuant to the subpoena, legal process or other legal requirement. In no event will you or any of your Representatives oppose action by the Company to obtain a protective order or other relief to prevent the disclosure of the Evaluation Material or to obtain reliable assurance that confidential treatment will be afforded the Evaluation Material. It is understood that there shall be no "legal requirement" requiring you to disclose any Evaluation Material solely by virtue of the fact that, absent such disclosure, you would be prohibited from purchasing, selling, or engaging in derivative transactions with respect to, the Common Stock of the Company or otherwise proposing or making an offer to do any of the foregoing. Before filing any document with the SEC or other governmental or regulatory body in which you intend to include Evaluation Material that you believe is legally required to be included in such a filing, you will submit such filing to the Company for review and will not include such Evaluation Material in such filing if the Company provides you (not more than one business day following your delivery of such filing to the Company), with a written opinion addressed to you of reputable outside legal counsel experienced in the area, stating that the Evaluation Material is not legally required to be included in such filing and stating that you may rely upon such opinion.

     4. You acknowledge that (a) none of the Company or any of its representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of the Evaluation Material, and (b) none of the Company or any of its representatives shall have any liability to you or to any of your Representatives relating to or resulting from the use of the Evaluation Material or any errors therein or omissions therefrom. You and your Representatives shall not directly or indirectly initiate contact or communication with any executive or employee of the Company other than Gregory Brown or Donald McLellan concerning Evaluation Material, or to seek any information in connection therewith from any such person other than Gregory Brown or Donald McLellan, without the prior consent of the Company.

     5. All Evaluation Material shall remain the property of the Company. Neither you nor any of your Representatives shall by virtue of our disclosure of and/or your use of any Evaluation Material acquire any rights with respect thereto, all of which rights (including all intellectual property rights) shall remain exclusively with the Company.

     6. You acknowledge that the Evaluation Material may constitute material non-public information under applicable federal and state securities laws, and that you shall not trade or engage in any derivative transaction, on the basis of such information in violation of such laws.

     7. You hereby represent and warrant to the Company that this letter agreement has been duly authorized, executed and delivered by you, and is a valid and binding obligation, enforceable against you in accordance with its terms.

     8. It is understood and agreed that no failure or delay by the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege hereunder.

     9. You acknowledge that the value of the Evaluation Material to the Company is unique and substantial, but may be impractical or difficult to assess in monetary terms. In the event of an actual or threatened violation of this letter agreement, in addition to any and all other remedies which may be available to the Company, you expressly consent to the Company's seeking the enforcement of this letter agreement by injunctive relief or specific performance, without proof of actual damages.

     10. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery or other federal or state courts of the State of Delaware in the event any dispute arises out of this letter agreement or the transactions contemplated by this letter agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this letter agreement or the transactions contemplated by this letter agreement in any court other than the Court of Chancery or other federal or state courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury, and (d) each of the parties irrevocably consents to service of process by a reputable overnight delivery service, signature requested, to the address of such parties' principal place of business or as otherwise provided by applicable law. THIS LETTER AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

     11. This letter agreement contain the entire understanding of the parties with respect to the subject matter hereof and thereof and may be amended only by an agreement in writing executed by the parties hereto.

     12. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by telecopy and email, when such telecopy is transmitted to the telecopy number set forth below and sent to the email address set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection:


if to the Company:         MOTOROLA, INC.
                           1303 East Algonquin Road
                           Schaumburg, Illinois 60196
                           Attention: General Counsel
                           Facsimile: (847) 576-3628

with a copy to:            Wachtell, Lipton, Rosen & Katz
                           51 W. 52nd Street
                           New York, NY 10019
                           Attention: Patricia A. Vlahakis
                           Gregory E. Ostling
                           Facsimile: (212) 403-2000

if to the Icahn Group:     c/o Icahn Associates Corp.
                           767 Fifth Avenue, 47th Floor
                           New York, NY 10153
                           Attention: Yevegeny Fundler (yfundler@sfire.com)
                                      Keith Schaitkin (kls@sfire.com)
                           Facsimile: (212) 688-1158

     13. If at any time subsequent to the date hereof, any provision of this letter agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this letter agreement.

     14. This letter agreement may be executed in two or more counterparts which together shall constitute a single agreement.

     15. This letter agreement and the rights and obligations herein may not be assigned or otherwise transferred, in whole or in part, by you without the express written consent of the Company.

     16. This letter agreement shall expire two years from the date on which the Designee ceases to be a director of the Company.

Please confirm your agreement with the foregoing by signing and returning one copy of this letter to the undersigned, whereupon this letter agreement shall become a binding agreement between you and the Company.



                                           Very truly yours,

                                           MOTOROLA, INC.


                                           By:  /s/ Donald F. McLellan
                                                --------------------------
                                                Name:  Donald F. McLellan
                                                Title:  Senior Vice President








            [Signature Page to the Confidentiality Agreement between
                            Motorola and Icahn Group]

Accepted and agreed as of the date first written above:


                             Icahn Partners LP

                             By:  /s/ Keith A. Meister
                                  --------------------
                                  Name: Keith A. Meister
                                  Title:  Managing Director


                             Icahn Partners Master Fund LP

                             By:  /s/ Keith A. Meister
                                  ------------------------
                                  Name: Keith A. Meister
                                  Title:  Managing Director


                             High River Limited Partnership
                             By: Hopper Investments LLC, its general partner
                             By: Barberry Corp., its sole member

                             By:  /s/ Vincent J. Intrieri
                                  -----------------------
                                  Name:  Vincent J. Intrieri
                                  Title: Vice President


                             /s/ Carl C. Icahn
                             -----------------
                             Carl C. Icahn


                             /s/ Keith A. Meister
                             --------------------
                             Keith A. Meister


                             /s/ William R. Hambrecht
                             ------------------------
                             William R. Hambrecht


                             /s/ Vincent J. Intrieri
                             -----------------------
                             Vincent J. Intrieri


                             /s/ Mayu Sris
                             -------------
                             Mayu Sris


                             /s/ Brett Icahn
                             ---------------
                             Brett Icahn



            [Signature Page to the Confidentiality Agreement between
                            Motorola and Icahn Group]

                                   SCHEDULE A
                                   ----------

                                Icahn Partners LP

                          Icahn Partners Master Fund LP

                         High River Limited Partnership

                                  Carl C. Icahn

                                Keith A. Meister

                              William R. Hambrecht